    As filed with the Securities and Exchange Commission on November 21, 1996

                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                              CN Biosciences, Inc.
             (Exact name of registrant as specified in its charter)
            Delaware                                           33-0509785
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)
                              ---------------------
                           10394 Pacific Center Court
                           San Diego, California 92121
                                 (619) 450-5500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                              ---------------------
        CN Biosciences, Inc. Amended and Restated 1992 Stock Option Plan
                            (Full title of the plan)
                              ---------------------
                                James G. Stewart
              Vice President, Chief Financial Officer and Secretary
                              CN Biosciences, Inc.
                           10394 Pacific Center Court
                           San Diego, California 92121
                                 (619) 450-5500
             (Name, address, including zip code and telephone number
                   including area code, of agent for service)
                              ---------------------
                                 with copies to:
                              Peter H. Jakes, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

                                         CALCULATION OF REGISTRATION FEE

==========================================================================================================

Title of Each Class of Securities  Amount to be    Proposed Maximum     Proposed Maximum      Amount of
       to be Registered(1)         Registered(1)    Offering Price     Aggregate Offering    Registration
                                                    per Share (2)          Price (2)             Fee

==========================================================================================================

Common Stock, $.01 par value          753,473          $17.875          $13,468,329.87        $4,081.31
==========================================================================================================

(1)  Represents  the  shares  of  Common  Stock  issuable  pursuant  to  the  CN
     Biosciences,  Inc.  Amended  and  Restated  1992  Stock  Option  Plan.
(2) Calculated pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on November 19, 1996.


================================================================================

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by CN Biosciences, Inc., a Delaware corporation (the "Company"), are incorporated by reference into this Registration Statement:
(a) the Prospectus that was part of the Company's Registration Statement on Form S-1 (Registration No. 333-8335), which Prospectus was filed with the Commission on October 2, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); (b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of this offering of securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Company shall indemnify each person who is or was a director or officer of the Company to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may also indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreements, vote of stockholders or disinterested directors or otherwise.

         The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

         The Company's Amended and Restated By-Laws provide that the Company shall indemnify any and all of its directors or officers, who shall serve as an officer or director of the Company or of any other corporation at the request of the Company, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

         The Company has entered into indemnification agreements with certain of its directors and officers pursuant to which the Company provides indemnification and contribution against expenses and losses incurred for claims brought against them by reason of their being an officer or director of the Company. Members of the Stock Option Committee of the Board of Directors are also indemnified by the Company in connection with their administration of the Amended and Restated 1992 Stock Option Plan. The Company maintains a directors' and officers' liability insurance policy.

         Joseph P. Landy and S. Joshua Lewis, nominees of Warburg, Pincus Investors, L.P. ("Warburg") to the Company's Board of Directors, are entitled to indemnification by Warburg for liabilities incurred as a result of their service as directors of the Company.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

Item 8.  EXHIBITS

Exhibit Number             Description of Document
--------------             -----------------------

     5                     Opinion of Willkie Farr & Gallagher
     23.1                  Consent of Ernst & Young LLP, Independent Auditors
     23.2                  Consent of Willkie  Farr &  Gallagher  (included
                             in their  opinion  filed as  Exhibit 5 hereto)
     24                    Powers of Attorney (included on the signature
                             page hereto)
     99                    CN Biosciences, Inc. Amended and Restated
                             1992 Stock Option Plan

Item 9.  UNDERTAKINGS

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 21, 1996.


                                   CN BIOSCIENCES, INC.


                                   By: /s/ James G. Stewart
                                       --------------------------------------
                                       Name:  James G. Stewart
                                       Title: Vice President, Chief Financial
                                                Officer and Secretary



                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of CN Biosciences, Inc. hereby severally constitutes and appoints Stelios B. Papadopoulos and James G. Stewart, and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                            Title                                Date
         ---------                            -----                                ----


/s/ Stelios B. Papadopoulos       Chairman of the Board of Directors,          November 21, 1996
---------------------------       Chief Executive Officer and
Stelios B. Papadopoulos           President
                                  (Principal executive officer)

/s/ James G. Stewart              Vice President, Chief Financial              November 21, 1996
---------------------------       Officer and Secretary
James G. Stewart                  (Principal financial and
                                  accounting officer)


/s/ Frederick L. Bryant           Director                                     November 21, 1996
---------------------------
Frederick L. Bryant









/s/ Joseph P. Landy               Director                                     November 21, 1996
---------------------------
Joseph P. Landy


/s/ S. Joshua Lewis               Director                                     November 21, 1996
---------------------------
S. Joshua Lewis

/s/ Robert E. McGill, III         Director                                     November 21, 1996
---------------------------
Robert E. McGill, III

                                INDEX TO EXHIBITS


Exhibit Number             Description of Document
--------------             -----------------------

      5                    Opinion of Willkie Farr & Gallagher
      23.1                 Consent of Ernst & Young LLP, Independent Auditors
      23.2                 Consent of Willkie  Farr &  Gallagher
                             (included  in their  opinion  filed as  Exhibit 5
                             hereto)
      24                   Powers of Attorney (included on the signature
                             page hereto)
      99                   CN Biosciences, Inc. Amended and Restated 1992
                             Stock Option Plan